EXHIBIT 3(i).1

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                                  AMENDMENT TO
                       THIRD AMENDMENT AND RESTATEMENT OF
                              DECLARATION OF TRUST
                               DATED JULY 1, 1994

     The undersigned, being at least a majority of the Trustees of Health and Retirement Properties Trust, a Maryland real estate investment trust having its principal office in Baltimore City, Maryland (hereinafter called the "Trust"), hereby certify to the Maryland State Department of Assessments and Taxation that:

     FIRST: The Trust desires to amend its Third Amendment and Restatement of Declaration of Trust as currently in effect (the "Declaration of Trust"). Pursuant to the authority granted under Section 8-203(a)(7) of the Maryland Annotated Code by Section 6.1 of the Declaration of Trust, the amendment was approved by all of the Trustees of the Trust, and no shareholder approval was required.

     SECOND: The Declaration of Trust is hereby amended by replacing the first paragraph of Section 6.1 with the following:

          6.1 Description of Shares. The interest of the Shareholders shall be divided into 175,000,000 shares of beneficial interest which shall be known collectively as "Shares," all of which shall be validly issued, fully paid and non-assessable by the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split. There shall be two classes of
     Shares: 50,000,000 of one such class shall be known as "Preferred Shares" and 125,000,000 shares of the other such class shall be known as "Common Shares," each such class having $0.01 par value per share. Each holder of Shares shall as a result thereof be deemed to have agreed to and be bound by the terms of this Declaration. The Shares may be issued for such consideration as the Trustees shall deem advisable. The Trustees are hereby expressly authorized at any time, and from time to time, to provide for issuance of Shares upon such terms and conditions and pursuant to such agreements as the Trustees may determine. The Trustees are hereby expressly authorized at any time, and from time to time, without Shareholder approval, to amend this Declaration to increase or decrease the aggregate number of Shares or the number of Shares of any class that the Trust has authority to issue.

     THIRD: (a) As of immediately before this amendment, the total number of shares of beneficial interest of all classes which the Trust has authority to issue is 150,000,000 shares of which 100,000,000 shares are Common Shares (par value $.01 per share) and 50,000,000 shares of which are Preferred Shares (par value $.01 per share).

     (b) As amended, the total number of shares of beneficial interest of all classes which the Trust has authority to issue is 175,000,000 shares of which 125,000,000 shares are Common Shares (par value $.01 per share) and 50,000,000 shares of which are Preferred Shares (par value $.01 per share).




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     (c) The aggregate par of all shares having a par value is $1,500,000 before the amendment and $1,750,000 after the amendment.

     (e) The shares of beneficial interest of the Trust are divided into classes, but the descriptions of each class of shares of beneficial interest of the Trust are not changed by the amendment.

FOURTH: The Board of Trustees of the Trust, under the authority granted pursuant to Section 6.1 of the Declaration, by unanimous written consent dated February 25, 1997, adopted a resolution which approved the foregoing amendment to the Declaration of Trust and directed that said amendment be filed with the Maryland State Department of Assessments and Taxation.

IN WITNESS WHEREOF, Health and Retirement Properties Trust has caused these presents to be signed in its name and on its behalf by the undersigned, being at least a majority of the Trustees of the Trust, who executed this instrument as of February 27, 1997.




/s/ Gerard M. Martin                              /s/ Barry M. Portnoy
Gerard M. Martin                                  Barry M. Portnoy


-------------------------
Rev. Justinian Manning, C.P.


STATE OF MASSACHUSETTS           )
                                 )
COUNTY OF SUFFOLK                )

On February 27, 1997 before me Laura A. Morgan, a Notary Public in and for said State, personally appeared Gerard M. Martin and Barry M. Portnoy known to me or proved to me on the basis of satisfactory evidence, to be the person whose names are subscribed to the within instrument and acknowledged that each of them executed the same.

WITNESS my hand and official seal.

Signature /s/ Laura A. Morgan
       Notary Public
       Laura A. Morgan, Notary Public, My Commission Expires February 7, 2003

     (c) The aggregate par of all shares having a par value is $1,500,000 before the amendment and $1,750,000 after the amendment.

     (e) The shares of beneficial interest of the Trust are divided into classes, but the descriptions of each class of shares of beneficial interest of the Trust are not changed by the amendment.

FOURTH: The Board of Trustees of the Trust, under the authority granted pursuant to Section 6.1 of the Declaration, by unanimous written consent dated February 25, 1997, adopted a resolution which approved the foregoing amendment to the Declaration of Trust and directed that said amendment be filed with the Maryland State Department of Assessments and Taxation.

IN WITNESS WHEREOF, Health and Retirement Properties Trust has caused these presents to be signed in its name and on its behalf by the undersigned, being at least a majority of the Trustees of the Trust, who executed this instrument as of February 27, 1997.




---------------------------                        -------------------------
Gerard M. Martin                                   Barry M. Portnoy


/s/ Rev. Justinian Manning, C.P.
Rev. Justinian Manning, C.P.


STATE OF MASSACHUSETTS                  )
                                        )
COUNTY OF SUFFOLK                       )

On February 27, 1997 before me Laura A. Morgan, a Notary Public in and for said State, personally appeared Justinian Manning, known to me or proved to me on the basis of satisfactory evidence, to be the person whose names are subscribed to the within instrument and acknowledged that each of them executed the same.

WITNESS my hand and official seal.

Signature /s/ Laura A. Morgan
       Notary Public
       Laura A. Morgan, Notary Public, My Commission Expires February 7, 2003